EXHIBIT 5

                          AMERICAN ANNUITY GROUP, INC.
                              250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202

                                 April 30, 1998

American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

Gentlemen:

     I serve as General Counsel to American Annuity Group, Inc., a Delaware corporation (the "Company"), and have served as the Company's counsel in connection with the preparation of a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission which relates to the offer and sale of up to One Million (1,000,000) shares of Common Stock, $1.00 par value, of the Company pursuant to the 1998 Agent Stock Option Plan (the "Plan").

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement, (ii) the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, the issuance of shares of Common Stock pursuant to the Plan and the filing of the Registration Statement.

     Based upon and subject to the foregoing, I am of the opinion that, when (i) the Registration Statement has become effective under the Securities Act of 1933 and (ii) the shares of Common Stock have been issued as contemplated by the Plan, such shares of Common Stock will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company.

     I hereby consent to the reference to me under the heading "Legal Matters" in the Prospectus and the filing of this opinion as Exhibit 5 to the Registration Statement.



                                          /s/ Mark F. Muething
                                         -----------------------------
                                         Mark F. Muething
                                         Senior Vice President,
                                         General Counsel and Secretary